CARDIAC SCIENCE, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (Unaudited)

                  In thousands, except share and per share data

                                                                            September 30,    December 31,
                                                                                2004             2003
                                                                             ---------        ---------
                                     ASSETS
Current assets:
        Cash and cash equivalents                                            $  15,415        $   8,871
        Accounts receivable, net of allowance for doubtful accounts of
        $2,769 at September 30, 2004 and $1,626 at December 31, 2003            15,454           20,410
        Inventories                                                             10,140            9,575
        Prepaid expenses and other current assets                                2,998            2,154
                                                                             ---------        ---------

                Total current assets                                            44,007           41,010

Property and equipment, net                                                      5,133            7,003
Goodwill                                                                       140,544          139,859
Intangible assets, net                                                          10,171           11,626
Other assets                                                                     2,914            3,503
                                                                             ---------        ---------

                Total assets                                                 $ 202,769        $ 203,001
                                                                             =========        =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                                     $   6,514        $   8,955
        Accrued expenses                                                         6,782            6,542
        Deferred revenue                                                         2,039            2,479
        Current portion of long term obligations                                    24               53
        Senior notes payable                                                    49,856               --
                                                                             ---------        ---------

                Total current liabilities                                       65,215           18,029

Senior notes payable                                                                --           46,481
Deferred revenue                                                                   738              859
Other long term obligations                                                         28               41
                                                                             ---------        ---------

                Total liabilities                                            $  65,981        $  65,410
                                                                             ---------        ---------

Commitments and contingencies (Note 8)

Stockholders' equity:
        Common stock - $.001 par value; 160,000,000 shares authorized,
          86,170,403 and 80,465,585 shares issued and outstanding at
          September 30, 2004 and December 31, 2003, respectively                    86               80
        Additional paid-in capital                                             257,641          243,219
        Accumulated other comprehensive income                                     (28)             (20)
        Accumulated deficit                                                   (120,911)        (105,688)
                                                                             ---------        ---------

                Total stockholders' equity                                     136,788          137,591
                                                                             ---------        ---------

                Total liabilities and stockholders' equity                   $ 202,769        $ 203,001
                                                                             =========        =========